Exhibit 99.1

Heckmann Corporation and China Water’s Founding Shareholders

Announce Favorable Changes in Merger Terms; Stockholder Meeting

Scheduled for October 30, 2008

•	China Water founding shareholders agree to restructure their consideration to ensure greater cash for future operations in uncertain credit market

•	Cash portion of the purchase price is reduced by $120 million and results in a $360 million pro forma cash balance at closing

•	Number of shares issued in the transaction remains at 62,749,928

•	China Water’s business stays strong and Company reaffirms 2008 and 2009 guidance

Palm Desert, CA – September 30, 2008 – Heckmann Corporation of Palm Desert, California (NYSE: HEK, HEK.U, HEK.WS) (“Heckmann”) announced today that its special meeting of stockholders to vote on the proposed merger with China Water and Drinks Inc. (OTCBB: CWDK) (“China Water”), will be held on October 30, 2008 at 10:00 a.m. Pacific Time, at Heckmann’s headquarters, which are located at 75080 Frank Sinatra Drive, Palm Desert, California 92211. The record date has changed to September 15, 2008. The transaction is expected to close promptly following the meeting.

Changes in Deal Terms

Under the terms of the merger, China Water stockholders will receive 0.80 of a share of Heckmann stock or, if they so elect, $5.00. Pursuant to agreements entered into concurrently with the merger, several stockholders and existing and former management made elections to sell 33.0 million shares of stock for cash.

In light of the recent instability in the credit and capital markets, Heckmann determined that it would be prudent to preserve more of its cash to fulfill its acquisition strategy and, conversely, to reduce its potential dependence on credit arrangements to finance planned growth. To facilitate implementation of this plan of action, Heckmann, existing and former members of China Water management and certain other stockholders amended existing or entered into new agreements relating to the transaction. Pursuant to these agreements, Heckmann will reduce from $165 million to $45 million the cash required to purchase 33.0 million shares of China Water common stock, preserving $120 million in additional cash to fund future planned growth. At closing, based on estimated cash elections, Heckmann expects to have approximately $360 million in cash at closing.

Heckmann will not be required to issue any additional shares of its stock to compensate for the cash reduction. And, there were no changes in the contingent payment arrangement linked to 2009 performance that would be payable to noteholders and stockholders that are releasing certain rights, if adjusted net income of $90 million is achieved.

China Water’s largest stockholders and noteholders remain committed to the transaction. China Water’s Founder and President Xu Hongbin, The Pinnacle Fund L.P., and The Pinnacle China Fund L.P. will convert significant interests in China Water to Heckmann common stock in the merger, subject to lock up provisions. In addition, certain holders of China Water’s outstanding convertible notes, including Goldman Sachs International and Liberty Harbor Master Fund I L.P., have agreed to convert their notes, participate in the merger and receive Heckmann common stock, subject to lock up provisions.

“Obviously the financial landscape has changed since we contemplated this transaction in April and May of this year,” said Richard J Heckmann, Chairman and CEO of Heckmann Corporation. “Mr. Xu, the CEO of China Water, and I, are completely focused on our ability to grow our company both organically and through attractive acquisitions in a market where debt is very difficult to obtain. To the great credit of the founders of China Water, we together concluded that the longer term value to the company could be significantly enhanced by the strengthening of our balance sheet by preserving an additional $120 million in cash. With approximately $360 million in cash and no debt, we are uniquely positioned in the current environment to be aggressive in expanding the business.”

“Since 1996, my team and I have grown and expanded China Water with the goal of being a leader in the bottled water business in China,” said Hongbin Xu, Chairman and CEO of China Water. “With our significantly expanded cash position, we are looking forward to the opportunities that lie ahead. The future growth and value of the business is more important to our team than today’s valuation, and we hope our actions demonstrate our enthusiasm for our business in China.”

Heckmann noted that China Water has filed restatements to its historical financial statements to record a beneficial conversion feature in respect of convertible notes it issued in January 2008, and to record compensation expense relating a “make good” arrangement that the president of China Water, Mr. Xu, entered into to facilitate financings of the company. The charges will terminate upon the closing of the merger and both charges were non-cash. Operating income before these charges was strong for the first six months of 2008, and China Water reaffirms its projected 2008 year end run rate of $70 million in net income, and 2009 projected net income of $90 million.

Heckmann Stockholders Meeting on October 30, 2008

Heckmann stockholders of record on September 15, 2008 are invited to attend the special meeting and vote on (i) approval of an amendment to Heckmann’s charter to provide for perpetual existence, (ii) approval of the merger agreement and related transactions, and (iii) approval of the issuance of Heckmann common stock to support the 0.80 exchange ratio. The closing of the transaction is subject to customary closing conditions.

China Water Shareholders Still Make Stock or Cash Election

Since the majority of China Water’s founding shareholders have already agreed to vote in favor of the merger, the remaining China Water shareholders need not attend the meeting and do not vote. However, each China Water shareholder will receive an information statement and a prospectus, and each will receive an election and transmittal form to return in order to indicate their election whether to accept cash, stock, or a combination thereof.

About Heckmann Corporation

Heckmann Corporation is a blank check company formed for the purpose of acquiring or acquiring control of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. The Company completed its initial public offering of 54.1 million units at $8.00 per unit on November 16, 2007, generating gross proceeds of approximately $432.9 million dollars. Each unit was comprised of one share of common stock and one warrant exercisable at $6.00 per share. On November 20, 2007, the warrants began separately trading. As of June 30, 2008, the Company held approximately $429.1 million in a trust account maintained by an independent trustee, which will be released to and utilized by the Company in conjunction with the consummation of the proposed business combination with China Water. More information is available at the company’s website (www.heckmanncorp.com)

About China Water and Drinks

China Water and Drinks Inc. is a leading producer and distributor of bottled water in China. Through its production facilities in Guangzhou, Zhanjiang, Feixian, Changchun, Nanning and Shenyang, the Company produces and distributes bottled water to fourteen provinces and regions in China. The Company markets its own product under the brand “Darcunk”, supplies purified water to both local and international beverage brands such as Coca-Cola and Uni-President and provides private label bottled water for companies such as Sands Casino, Macau. More information is available at the company’s website (www.cwnd.net).

Investor Relations Contact:

Devlin Lander

ICR

415-292-6855

Interested stockholders and investors can access additional information about Heckmann and China Water filed with the Securities and Exchange Commission, on the SEC’s web site at www.sec.gov.

Risks and Uncertainties; Forward-Looking Statements

The transaction described herein is subject to a number of risks and uncertainties, including, but not limited to, the satisfaction of certain conditions to the closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all.

This document and documents referred to herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information available to Heckmann and China Water as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Heckmann’s or China Water’s views as of any subsequent date and neither undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Information concerning risks, uncertainties, and additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Heckmann’s Form S-4 Registration Statement and Proxy Statement filed with the Securities and Exchange Commission, Heckmann’s Annual Report on Form 10-K for the period ended December 31, 2007, as well as Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other of Heckmann’s SEC filings, and China Water’s Annual Report on Form 10-K for the period ended December 31, 2007, as well as Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other of China Water’s SEC filings.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed Merger, Heckmann will prepare a definitive proxy statement for the stockholders of Heckmann, to be filed with the SEC on Form S-4. Stockholders of Heckmann are advised to read, when available, Heckmann’s definitive proxy statement in connection with Heckmann’s solicitation of proxies for the special meeting because these statements will contain important information regarding the proposed transaction. The definitive proxy statement will be mailed to Heckmann stockholders as of a record date to be established for voting on the Merger. Heckmann stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Heckmann Acquisition II Corp., 75080 Frank Sinatra Drive, Palm Desert, CA 92211. The definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site (http://www.sec.gov).

Heckmann, its merger sub and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Heckmann’s stockholders with respect to the Merger. Information about Heckmann’s directors and executive officers is available in its Form 10-K for the year ended December 31, 2007 and Form 10-Q for the period ended June 30, 2008, filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement to be filed by Heckmann with the SEC when it becomes available.